SECURITIES AND EXCHANGE COMMISSIONs

                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of
earliest event reported):                                      November 20, 2001

                             UNITED NATIONAL BANCORP
             ------------------------------------------------------
               (Exact name of registrant as specified in charter)


000-16931                                                  22-2894827
--------------------------------------------------------------------------------
(Commission file number)                       (IRS employer identification no.)



             1130 Route 22 East, Bridgewater, New Jersey             08807-0010
-------------------------------------------------------------------------------
                     (Address of principal executive offices)         (Zip Code)



       Registrant's telephone number, including area code: (908) 429-2200
--------------------------------------------------------------------------------

     Item 5. Other Events.

         On November 20, 2001, United National Bancorp ("United") and Vista Bancorp, Inc., ("Vista") issued a press release jointly announcing that they have entered into a definitive agreement in which United will acquire Vista in a fixed exchange of cash and stock. Vista is a bank holding company with $699 million in assets, and is headquartered in Phillipsburg, New Jersey.

         As of November 19, 2001, Vista had 5,385,234 shares of common stock outstanding. Pursuant to the Merger Agreement, and based on the price of $24.24 for United's common stock prior to today's announcement as referenced in the Merger Agreement, the transaction represents total consideration of approximately $151 million or $28.36 per Vista share, an exchange ratio of 1.17 United shares for each Vista share. Total consideration is fixed at $37.6 million in cash and 4,655,518 shares of United common stock. The total value of the transaction at closing may rise or fall based on the average per share price of United common stock for a ten-day period prior to closing. Each shareholder may choose cash or stock, subject to proration if either cash or stock is oversubscribed.

         In connection with the Merger, Vista granted United an option to purchase 1,055,781 shares of Vista common stock at $21.50 per share exercisable under certain limited circumstances. The announced merger is expected to be completed by the first quarter of 2001, and is subject to necessary bank regulatory approvals, the approval of both Vista and United shareholders and other customary conditions.

         The press release, the Merger Agreement, the Stock Option Agreement and an Investor Presentation dated November 20, 2001 are annexed as Exhibits to this Form 8-K. The description of the Merger Agreement and the terms of the merger contained in this Form 8-K are qualified in their entirety by reference to the Merger Agreement.

         This Current Report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about United's confidence and strategies and United's expectations about earnings, opportunities, and market conditions. These statements may be identified by such forward-looking terminology as "expect", "believe", "anticipate", or by expressions of confidence such as "continuing", or "strong" or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, (1) the expected cost savings and revenue enhancements from the merger cannot be realized as anticipated, or (2) deposit attrition, or customer loss or revenue loss following the merger is greater than expected. Actual results may differ materially from such forward-looking statements. United assumes no obligation for updating any such forward-looking statements at any time.

Item 7. Exhibits.

Exhibit no.             Description

     99(a)              Press Release dated November 20, 2001.

     99(b) Agreement and Plan of Merger dated November 19, 2001 by and between United National Bancorp, UnitedTrust Bank, Vista Bancorp Inc. and Vista Bank.

     99(c) Stock Option Agreement dated November 19, 2001 by and between United National Bancorp and Vista Bancorp Inc.

     99(d)              Investor Presentation dated November 20, 2001

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                               UNITED NATIONAL BANCORP



                               By: /s/ Thomas C. Gregor
                                  ----------------------------------------------
                                  Thomas C. Gregor, Chairman, President and
                                  Chief Executive Officer


Dated:   November 20, 2001

                                INDEX TO EXHIBITS

EXHIBIT NO.                DESCRIPTION

  99(a)                    Press Release dated November 20, 2001.

  99(b) Agreement and Plan of Merger dated November 19, 2001 by and between United National Bancorp, UnitedTrust Bank, Vista Bancorp Inc. and Vista Bank.

  99(c) Stock Option Agreement dated November 19, 2001 by and between United National Bancorp and Vista Bancorp Inc.

  99(d)                    Investor Presentation dated November 20, 2001.


                                       5s